EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Goldman Sachs MarketBeta U.S. 1000 Equity ETF of our report dated March 22, 2022 relating to the financial statement of Goldman Sachs MarketBeta U.S. 1000 Equity ETF, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 29, 2022